Exhibit 99.1

CoStar Group 2019 Net Income Increases 32%
Year-over-Year on Revenue Growth of 17%

WASHINGTON - February 25, 2020 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the year ended December 31, 2019, was $1.4 billion, an increase of 17% over revenue of $1.2 billion for the full year of 2018. Revenue for the fourth quarter ended December 31, 2019, was $375 million, an increase of 19% over revenue of $316 million for the fourth quarter of 2018.

Net income for the year ended December 31, 2019 was $315 million, an increase of 32% compared to net income of $238 million for the full year of 2018. Net income for the fourth quarter of 2019 was $88 million or $2.39 per diluted share, an increase of 5% compared to net income of $84 million for the fourth quarter of 2018. EBITDA for the full year of 2019 was $445 million, an increase of 27% compared to EBITDA of $351 million for the full year of 2018.

“2019 was a banner year for CoStar Group in both revenue and sales growth,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We reported $1.4 billion in revenue for the full year, adding over $200 million of revenue over the full year 2018. Our team delivered outstanding net new sales bookings of $210 million, up 24% over 2018. Over the past year, we have been talking about the huge potential for the next chapter of LoopNet. In the fourth quarter of 2019, we saw concrete results when we sold 5X the LoopNet Signature Ads compared to the same quarter a year ago. Our Apartments.com team had an exceptional year, growing Multifamily revenue 21% year-over-year. We have had great success this past year selling solutions to the massive, relatively untapped sub-100-unit apartment market and the residential rental market.”

"We are now even more excited about the potential of a great company like STR combined with CoStar’s resources and technology." Florance continued, “Our immediate focus is on creating a more powerful STR by consolidating disparate STR products and CoStar into one seamlessly integrated platform. We expect STR to contribute revenue in the range of $61 to $63 million in 2020."

Year 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)
	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$274	$297	$306	$316	$328	$344	$353	$375
Net income	52	44	59	84	85	63	79	88
Net income per share - diluted	1.44	1.20	1.61	2.29	2.33	1.73	2.15	2.39
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6	36.7	36.7

EBITDA	70	64	91	125	113	94	113	125
Adjusted EBITDA	84	85	110	139	125	110	129	142
Non-GAAP net income	60	60	79	102	92	82	96	103
Non-GAAP net income per share - diluted	1.65	1.66	2.16	2.81	2.53	2.23	2.61	2.82

Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the full year of 2019 was $507 million, an increase of 21% compared to adjusted EBITDA of $418 million for the full year of 2018.

Non-GAAP net income (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) for the full year of 2019 was $373 million or $10.19 per diluted share, an increase of $72 million or 24% versus the full year of 2018.

2020 Outlook
The Company expects revenue in the range of $1.650 billion to $1.665 billion for the full year of 2020, representing growth of 18% to 19% for the year. This guidance includes an estimated full year 2020 revenue contribution from STR of $61 to $63 million. We expect revenue for the first quarter of 2020 in the range of $387 million to $392 million, representing revenue growth of 19% at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $520 million to $530 million for the full year of 2020, an increase of 4% at the midpoint of the range. For the first quarter of 2020, the Company expects adjusted EBITDA in a range of $115 million to $120 million.

We expect full-year 2020 non-GAAP net income per diluted share in a range of $10.20 to $10.40 based on 36.8 million shares. For the first quarter of 2020, we expect non-GAAP net income per diluted share in a range of $2.25 to $2.35 based on 36.7 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding guidance does not include any operating results from the proposed RentPath acquisition.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 25, 2020, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and other disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2020, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EST on Tuesday, February 25, 2020 to discuss earnings results for the fourth quarter and full year 2019 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To join the conference call by telephone, please dial (844) 721-7241 (from the United States and Canada) or (409) 207-6955 (from all other countries) and refer to access code 910916. The webcast replay will also be available in the Investor section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenues	$374,726	$315,571	$1,399,719	$1,191,832
Cost of revenues	74,996	68,248	289,239	269,933
Gross profit	299,730	247,323	1,110,480	921,899

Operating expenses:
Selling and marketing (excluding customer base amortization)	99,845	69,152	408,596	359,858
Software development	36,580	25,580	125,602	100,937
General and administrative	50,797	39,001	178,740	156,659
Customer base amortization	11,522	7,933	33,995	30,881
	198,744	141,666	746,933	648,335

Income from operations	100,986	105,657	363,547	273,564
Interest and other income	13,801	4,607	30,017	13,281
Interest and other expense	(482)	(695)	(2,615)	(2,830)
Income before income taxes	114,305	109,569	390,949	284,015
Income tax expense	26,378	26,060	75,986	45,681
Net income	$87,927	$83,509	$314,963	$238,334

Net income per share - basic	$2.42	$2.31	$8.67	$6.61
Net income per share - diluted	$2.39	$2.29	$8.60	$6.54

Weighted average outstanding shares - basic	36,359	36,136	36,310	36,058
Weighted average outstanding shares - diluted	36,674	36,474	36,630	36,448

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$87,927	$83,509	$314,963	$238,334
Income tax expense	26,378	26,060	75,986	45,681
Income before income taxes	114,305	109,569	390,949	284,015
Amortization of acquired intangible assets	17,406	13,277	55,352	51,467
Stock-based compensation expense	13,271	12,125	52,255	42,718
Acquisition and integration related costs	3,651	1,484	6,679	21,683
Restructuring and related costs	—	—	3,054	2,314
Settlements and impairments	(10,750)	—	(10,750)	—
Non-GAAP income before income taxes	137,883	136,455	497,539	402,197
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(34,470)	(34,113)	(124,385)	(100,549)
Non-GAAP net income	$103,413	$102,342	$373,154	$301,648

Net income per share - diluted	$2.39	$2.29	$8.60	$6.54
Non-GAAP net income per share - diluted	$2.82	$2.81	$10.19	$8.28

Weighted average outstanding shares - basic	36,359	36,136	36,310	36,058
Weighted average outstanding shares - diluted	36,674	36,474	36,630	36,448

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$87,927	$83,509	$314,963	$238,334
Amortization of acquired intangible assets in cost of revenues	5,854	5,344	21,357	20,586
Amortization of acquired intangible assets in operating expenses	11,552	7,933	33,995	30,881
Depreciation and other amortization	6,524	6,466	25,813	26,276
Interest and other income	(13,801)	(4,607)	(30,017)	(13,281)
Interest and other expense	482	695	2,615	2,830
Income tax expense	26,378	26,060	75,986	45,681
EBITDA	$124,916	$125,400	$444,712	$351,307
Stock-based compensation expense	13,271	12,125	52,255	42,718
Acquisition and integration related costs	3,651	1,484	6,679	21,683
Restructuring and related costs	—	—	3,054	2,314
Adjusted EBITDA	$141,838	$139,009	$506,700	$418,022

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,070,731	$1,100,416
Accounts receivable, less allowance of $5,097 and $5,709 as of December 31, 2019 and December 31, 2018, respectively	92,240	89,192
Prepaid expenses and other current assets	36,194	23,690
Total current assets	1,199,165	1,213,298

Long-term investments	10,070	10,070
Deferred income taxes, net	5,408	7,469
Lease right-of-use assets	115,084	—
Property and equipment, net	107,529	83,303
Goodwill	1,882,020	1,611,535
Intangible assets, net	421,196	288,911
Deferred commission costs, net	89,374	76,031
Deposits and other assets	9,232	7,432
Income tax receivable	14,908	14,908
Total assets	$3,853,986	$3,312,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,640	$6,327
Accrued wages and commissions	53,087	45,588
Accrued expenses	38,680	29,821
Deferred gain on the sale of building	—	2,523
Income taxes payable	10,705	14,288
Deferred rent	—	4,153
Lease liabilities	29,670	—
Deferred revenue	67,274	51,459
Total current liabilities	207,056	154,159

Deferred gain on the sale of building	—	13,669
Deferred rent	—	31,944
Deferred income taxes, net	87,096	69,857
Income taxes payable	20,521	17,386
Lease and other long-term liabilities	133,720	4,000
Total liabilities	$448,393	$291,015

Total stockholders’ equity	3,405,593	3,021,942
Total liabilities and stockholders’ equity	$3,853,986	$3,312,957

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Year Ended December 31,
	2019	2018
Operating activities:
Net income	$314,963	$238,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,165	77,743
Amortization of deferred commissions costs	53,421	48,313
Amortization of debt issuance costs	876	876
Non-cash lease expense	22,748	—
Loss on disposal of property and equipment	105	73
Stock-based compensation expense	52,255	41,214
Deferred income taxes, net	8,220	3,666
Bad debt expense	10,978	6,542
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,014)	(27,819)
Prepaid expenses and other current assets	(14,244)	(1,651)
Deferred commissions	(66,688)	(53,497)
Income tax receivable	—	(1,927)
Accounts payable and other liabilities	17,751	(14,132)
Lease liabilities	(25,442)	—
Income taxes payable	(577)	9,632
Deferred revenue	7,911	7,879
Other assets	(648)	212
Net cash provided by operating activities	457,780	335,458

Investing activities:
Purchases of property and equipment and other assets	(46,197)	(29,632)
Cash paid for acquisitions, net of cash acquired	(437,556)	(418,369)
Net cash used in investing activities	(483,753)	(448,001)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(27,577)	(24,327)
Proceeds from exercise of stock options and employee stock purchase plan	25,080	27,071
Other financing activities	(1,657)	—
Net cash (used in) provided by financing activities	(4,154)	2,744

Effect of foreign currency exchange rates on cash and cash equivalents	442	(1,248)
Net decrease in cash and cash equivalents	(29,685)	(111,047)
Cash and cash equivalents at the beginning of period	1,100,416	1,211,463
Cash and cash equivalents at the end of period	$1,070,731	$1,100,416

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended December 31,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$154,152	$7,107	$161,259	$135,785	$6,153	$141,938
Information services	24,318	5,030	29,348	17,164	2,035	19,199
Online marketplaces
Multifamily	130,168	—	130,168	108,541	—	108,541
Commercial property and land	53,846	105	53,951	45,812	81	45,893
Total revenues	$362,484	$12,242	$374,726	$307,302	$8,269	$315,571

	Year Ended December 31,
	2019			2018
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$590,222	$27,576	$617,798	$519,661	$25,534	$545,195
Information services	76,950	11,496	88,446	58,708	8,916	67,624
Online marketplaces
Multifamily	490,631	—	490,631	405,795	—	405,795
Commercial property and land	202,264	580	202,844	173,137	81	173,218
Total revenues	$1,360,067	$39,652	$1,399,719	$1,157,301	$34,531	$1,191,832

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
EBITDA
North America	$125,457	$128,131	$451,699	$358,036
International	(541)	(2,731)	(6,987)	(6,729)
Total EBITDA	$124,916	$125,400	$444,712	$351,307

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2018-2019 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2	$78.6	$87.9
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8	20.3	26.4
Income before income taxes	55.7	45.7	73.0	109.6	97.7	80.0	98.9	114.3
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2	12.5	17.4
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8	13.1	13.3
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5	2.3	3.7
Restructuring and related costs	—	—	2.3	—	0.1	2.2	0.8	—
Settlements and impairments	—	—	—	—	—	—	—	(10.8)
Non-GAAP income before income taxes	80.1	80.6	105.1	136.5	123.2	108.7	127.6	137.9
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(20.0)	(20.1)	(26.3)	(34.1)	(30.8)	(27.2)	(31.9)	(34.5)
Non-GAAP net income	$60.1	$60.4	$78.8	$102.3	$92.4	$81.5	$95.7	$103.4

Non-GAAP net income per share - diluted	$1.65	$1.66	$2.16	$2.81	$2.53	$2.23	$2.61	$2.82

Weighted average outstanding shares - basic	35.9	36.1	36.1	36.1	36.2	36.3	36.3	36.4
Weighted average outstanding shares - diluted	36.4	36.5	36.5	36.5	36.6	36.6	36.7	36.7

* A 25% tax rate is assumed for 2019 and 2018, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$52.2	$43.8	$58.8	$83.5	$85.2	$63.2	$78.6	$87.9
Amortization of acquired intangible assets	10.4	14.1	13.6	13.3	13.2	12.2	12.5	17.4
Depreciation and other amortization	6.6	6.4	6.8	6.5	6.5	6.5	6.3	6.5
Interest and other income	(3.0)	(2.6)	(3.0)	(4.6)	(4.9)	(5.9)	(5.4)	(13.8)
Interest and other expense	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.5
Income tax expense	3.5	1.9	14.2	26.1	12.5	16.8	20.3	26.4
EBITDA	$70.4	$64.3	$91.1	$125.5	$113.2	$93.5	$113.0	$124.9
Stock-based compensation expense	10.4	11.2	9.0	12.1	12.0	13.8	13.1	13.3
Acquisition and integration related costs	3.5	9.5	7.2	1.5	0.2	0.5	2.3	3.7
Restructuring and related costs	—	—	2.3	—	0.1	2.2	0.8	—
Adjusted EBITDA	$84.4	$85.1	$109.6	$139.0	$125.5	$110.0	$129.2	$141.9

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2020		Ended December 31, 2020
	Low	High	Low	High

Net income	$54,000	$60,000	$266,000	$277,000
Income tax expense	11,000	12,000	75,000	78,000
Income before income taxes	65,000	72,000	341,000	355,000
Amortization of acquired intangible assets	19,000	19,000	72,000	72,000
Stock-based compensation expense	17,000	16,000	64,000	62,000
Acquisition and integration related costs	9,000	8,000	24,000	22,000
Non-GAAP income before income taxes	110,000	115,000	501,000	511,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(27,500)	(28,800)	(125,500)	(128,300)
Non-GAAP net income	$82,500	$86,200	$375,500	$382,700

Net income per share - diluted	$1.47	$1.63	$7.23	$7.53
Non-GAAP net income per share - diluted	$2.25	$2.35	$10.20	$10.40

Weighted average outstanding shares - diluted	36,700	36,700	36,800	36,800

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2020		Ended December 31, 2020
	Low	High	Low	High
Net income	$54,000	$60,000	$266,000	$277,000
Amortization of acquired intangible assets	19,000	19,000	72,000	72,000
Depreciation and other amortization	7,000	7,000	29,000	29,000
Interest and other expense, net	(2,000)	(2,000)	(10,000)	(10,000)
Income tax expense	11,000	12,000	75,000	78,000
Stock-based compensation expense	17,000	16,000	64,000	62,000
Acquisition and integration related costs	9,000	8,000	24,000	22,000
Adjusted EBITDA	$115,000	$120,000	$520,000	$530,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Sarah Spray
Vice President
Investor Relations
(202) 346-6394
sspray@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. LoopNet is the most heavily trafficked commercial real estate marketplace online with over 6 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of over 47 million unique monthly visitors in aggregate in the fourth quarter of 2019. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of over 4,300 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, and sales bookings; the risk that the Company is unable to sustain current revenue, earnings and bookings growth rates or increase them; the risk that CoStar’s and STR’s products cannot be combined successfully into a seamless integrated platform when or as expected; the risk that the amount of revenue STR contributes in 2020 will not be as expected and stated in this release; the risk that revenues for the first quarter and full year 2020 will not be as stated in this press release; the risk that net income for the first quarter and full year 2020 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2020 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2020 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release are incorrect or may change. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.